As filed with the Securities and Exchange Commission on July 3,
1997.
                       Registration Statement No. 333- _____

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                     CHESAPEAKE CORPORATION
     (Exact name of Registrant as specified in its Charter)

      Virginia                              54-0166880
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)       Identification Number)

                1021 East Cary Street, Box 2350
                 Richmond, Virginia  23218-2350
  (Address of principal executive office, including zip code)

                     CHESAPEAKE CORPORATION
                       1997 INCENTIVE PLAN
                    (Full title of the Plan)
                      ____________________


                     J. P. Causey Jr., Esq.
       Senior Vice President, Secretary & General Counsel
                     Chesapeake Corporation
                1021 East Cary Street, Box 2350
                 Richmond, Virginia  23218-2350
                         (804) 697-1000
(Name, address, including zip code, and telephone number includi ng area code, of agent for service)

                        With copies to:

                    Hugh V. White, Jr., Esq.
                       Hunton & Williams
                      951 East Byrd Street
                 Richmond, Virginia  23219-4074
                         (804) 788-8200
                      ____________________

                CALCULATION OF REGISTRATION FEE
                            Proposed    Proposed
   Title of     Amount to    maximum     maximum    Amount of
  securities       be       offering    aggregate  registration
    to be      registered     price     offering      fee
registered(1)                  per      price(2)
                            share(2)
Common Stock,
$1.00 par       1,169,906    $33.66     $39,379,036  $11,933.04
value per        shares
share

(1) Each share of Common Stock is accompanied by one Preferred Share Purchase Right.
(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $33.66 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 1, 1997, as reported in the Wall Street Journal.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.




                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Chesapeake Corporation (the "Company") with the Commission (file No. 1-3203) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Current Reports on Form 8-K, dated April 2, 1997, and May 23, 1997; and (iv) the description of the Company's Common Stock (the "Common Stock") contained in a registration statement filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 of the Company's
     Annual Report on Form 10-K for the year ended December
     31, 1989).

4.2 Bylaws of the Company (Incorporated herein by reference from Exhibit 3.2 of the Company's Annual Report on Form
     10-K for the year ended December 31, 1996).

4.3 Rights Agreement, dated as of March 15, 1988, between the Company and Crestar Bank (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March
     15, 1988, and incorporated herein by reference).

4.4  Rights Agreement Amendment, dated as of August 24,
     1992, between the Company and Harris Trust and Savings
     Bank (filed as Exhibit 4.4 to the Company's
     Registration Statement on Form S-8, File No. 33-56473, and incorporated herein by reference).

4.5  Chesapeake Corporation 1997 Incentive Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Coopers & Lybrand.

24   Power of Attorney (included on signature page)

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                              (i)  To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act;

                              (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii)     To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 10th day of June, 1997.

                              CHESAPEAKE CORPORATION



                                  By /s/ J. Carter Fox
                                   J. Carter Fox
                                   Chairman of the Board of
                                   Directors, President &
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of June, 1997.
Each person whose signature appears below hereby authorizes either agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

     Signature and Title              Signature and Title


By:                                By:
/s/ J. Carter Fox                  /s/ Christopher R. Burgess
J. Carter Fox                      Christopher R. Burgess
Chairman of the Board              Controller
of Directors, President & Chief
Executive Officer

By:                                By:
/s/ M. Katherine Dwyer             /s/ Robert L. Hintz
M. Katherine Dwyer                 Robert L. Hintz
Director                           Director

By:                                By:
/s/ William D. McCoy               /s/ C. Elis Olsson
William D. McCoy                   C. Elis Olsson
Director                           Director

By:                                By:
/s/ John W. Rosenblum              /s/ Frank S. Royal
John W. Rosenblum                  Frank S. Royal
Director                           Director

By:                                By:
/s/ Wallace Stettinius             /s/ John Hoyt Stookey
Wallace Stettinius                 John Hoyt Stookey
Director                           Director

By:                                By:
/s/ Richard G. Tilghman            /s/ William T. Tolley
Richard G. Tilghman                William T. Tolley
Director                           Group Vice President -
                                   Finance & Chief Financial
                                   Officer

By:                                By:
/s/ Joseph P. Viviano              /s/ Harry H. Warner
Joseph P. Viviano                  Harry H. Warner
Director                           Director

                         EXHIBIT INDEX


                                                   Sequentially
    Exhibit No.             Description            Numbered Page

        4.1           Amended and Restated
                      Articles of Incorporation
                      of the Company
                      (incorporated herein by
                      reference from Exhibit
                      3.1 of the Company's
                      Annual Report on Form 10-
                      K for the year ended
                      December 31, 1989).

        4.2           Bylaws of the Company
                      (incorporated herein by
                      reference from Exhibit
                      3.2 of the Company's
                      Annual Report on Form 10-
                      K for the year ended
                      December 31, 1996).

        4.3           Rights Agreement, dated
                      as of March 15, 1988,
                      between the Company and
                      Crestar Bank (filed as
                      Exhibit 4.1 to the
                      Company's Current Report
                      on Form 8-K dated March
                      15, 1988, and
                      incorporated herein by
                      reference).

        4.4           Rights Agreement
                      Amendment, dated as of
                      August 24, 1992, between
                      the Company and Harris
                      Trust and Savings Bank
                      (filed as Exhibit 4.4 to
                      the Company's
                      Registration Statement on
                      Form S-8, File No. 33-
                      56473, and incorporated
                      herein by reference).

        4.5           Chesapeake Corporation
                      1997 Incentive Plan

         5            Opinion of Hunton &
                      Williams as to the
                      legality of the
                      securities being
                      registered.

        23.1          Consent of Hunton &
                      Williams (included in the
                      opinion filed as Exhibit
                      5 to the Registration
                      Statement).

        23.2          Consent of Coopers &
                      Lybrand.

         24           Power of Attorney (included on
                         signature page).